UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 16, 2011, Prudential Financial, Inc. (the “Company”) entered into a $2 billion five-year credit agreement (the “Five-Year Credit Facility”) expiring in December 2016, and, along with its subsidiary, Prudential Funding, LLC (“Prudential Funding”), the Company entered into a new $1.75 billion three-year credit agreement (the “Three-Year Credit Facility” and, together with the Five-Year Credit Facility, the “New Facilities”), expiring in December 2014, in each case with JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions as lenders. The Prudential Insurance Company of America is also a party to the Three-Year Credit Facility for purposes of providing certain representations, warranties and covenants contained therein, but it is not a borrower under either credit facility. The New Facilities replace the Company’s previously-existing $3.93 billion of revolving credit facilities.

Borrowings under the New Facilities may be used for general corporate purposes, including as backup liquidity for the commercial paper programs of the Company and Prudential Funding. The Company expects that it may borrow under the Five-Year Credit Facility from time to time to fund its working capital needs and those of its subsidiaries. In addition, up to $300 million of the Five-Year Credit Facility may be drawn in the form of standby letters of credit that can be used to meet the operating needs of the Company and its subsidiaries. Any borrowings under the New Facilities would mature no later than the respective expiration dates of the facilities and would bear interest at the rates set forth in the applicable credit agreement.

The New Facilities contain representations and warranties, covenants and events of default that are customary for facilities of this type; however, borrowings under the New Facilities are not contingent on the borrowers’ credit ratings nor subject to material adverse change clauses. Borrowings under the New Facilities are conditioned on the continued satisfaction of other customary conditions, including the maintenance at all times of consolidated net worth, relating to the Company’s Financial Services Businesses only, of at least $21.25 billion, which for this purpose is calculated as U.S. GAAP equity, excluding accumulated other comprehensive income (loss) and excluding equity of non-controlling interests. Also, under the credit agreements for the New Facilities, the required minimum level of consolidated net worth will be reduced automatically in the future by an amount equal to 85 percent of the amount of any reduction, on an after-tax basis, in the total U.S. GAAP equity attributable to the Company’s Financial Services Businesses, resulting from the Company’s expected retrospective application of amended authoritative guidance regarding the deferral of costs relating to the acquisition of new or renewal insurance contracts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2011

PRUDENTIAL FINANCIAL, INC.

By:	/s/ John M. Cafiero

	Name:	John M. Cafiero
	Title:	Vice President and Assistant Secretary